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DATED 31 OCTOBER, 1988





                              LAVISHTRACK LIMITED


                                      and


                                DAVID FLETCHER





                            -----------------------

                               SERVICE AGREEMENT

                            -----------------------





                          LINKLATERS & PAINES, (PDSK)
                               Barrington House,
                             59-67 Gresham Street,
                               London EC2V 7JA.

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     THIS AGREEMENT is made on 31st October, 1988 BETWEEN Lavishtrack Limited whose registered office is at 100 Fetter Lane, London EC4 (hereinafter called "the Company") of the one part and David Fletcher of 19 Stoneybrook Close, West Bretton, Wakefield, WP 4TP (hereinafter called "the Employee") of the other part.

     IT IS AGREED as follows: -

1. THE Company HEREBY AGREES to employ the Employee and the Employee HEREBY AGREES to act as an Executive of the Company or with the consent of the Employee (such consent not to be unreasonably withheld) in such other office or offices as the Board of Directors of the Company may from time to time direct (such other office or offices not to be of lower status than the Employee's original office hereunder).

2. THIS Agreement shall commence on 1st November, 1988 and shall continue until terminated by the Company giving to the Employee previous notice of not less than 12 months or by the Employee giving to the Company previous notice of not less than 6 months.

3. (A) THE Employee shall devote the whole of his time, attention and skill to the duties of his office during normal business hours unless prevented by ill health and shall faithfully and diligently perform such duties and exercise such powers as may from time to time be reasonably assigned to or vested in him bearing in mind his status and shall obey all reasonable and lawful directions given to him by or under the authority of the Board of Directors and shall do all that is reasonably within his


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powers to promote the interests of the Company and the subsidiaries of the
Company. The Employee hereby agrees that the Company shall be entitled from time to time without any further consent from the Employee to provide his services hereunder to any subsidiary of the Company without prejudice to the rights of the Employee hereunder or other the provisions of this Agreement.

     (B) The Employee shall not during the continuance of his employment hereunder (except as a representative of the Company or any of its subsidiaries or with the consent in writing of the Board of Directors of the Company) be directly or indirectly engaged or concerned in the conduct of any other business nor shall he (without such consent) be directly or indirectly interested in any such business save through his holding or being interested in investments (quoted or unquoted) not representing more than 5 per cent. of the issued equity share capital of any class of any one company.

     (C) The Employee shall not be obliged (except for occasional visits in the ordinary course of his duties) to go or to reside outside the United Kingdom. His normal place of work shall be within 25 miles of his current residence.

4. (A) THE Employee shall not use, divulge or communicate to any person (other than those whose province it is to know the same or with proper authority) any of the trade secrets or other confidential information of the Company including in particular lists or details of customers of the Company (both current and those who were customers during the two years immediately preceding the date of this Agreement) which he may (whether


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heretofore or hereafter) have received or obtained while in the service of the Company or any of its subsidiaries. This restriction shall continue to apply after the termination of his employment without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain otherwise than through unauthorized disclosure by the Employee.

     (B) The provisions of sub-clause (A) of this Clause shall apply mutatis mutandis in relation to each of the subsidiaries of the Company to trade secrets or confidential information which the Employee may have received or obtained while in the service of the Company or any of its subsidiaries and the Employee shall further upon the request of any such company enter into a separate agreement or undertaking with such company to the like effect.

     (C) The Employee shall observe such reasonable regulations as may from time to time be promulgated by the Board of Directors of the Company in relation to dealing in securities by employees of the Company.

5. (A) THE Company shall pay to the Employee during the continuance of his employment hereunder a salary at the rate of L60,000 per annum (or such higher rate as may from time to time be agreed or determined upon following annual reviews, approved by the Directors appointed under Article 18 of the Articles of Association of the Company and notified by the Company to the Employee). If any increase of salary is so agreed or notified the increase shall thereafter have effect as if it were specifically provided for as a term of this Agreement. Such salary shall be inclusive of any other sums receivable as Director's fees or other


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remuneration from the Company or any of its subsidiaries and to give effect to this provision either the Employee shall pay over or procure to be paid over to the Company all such fees or other remuneration received or receivable by him from the Company or any of its subsidiaries or his remuneration hereunder shall be reduced pro tanto or partly one and partly the other. The said salary shall be payable by equal monthly payments in arrear on the last day of each month and shall accrue from day to day.

     (B) The Company shall provide a motor car for the use of the Employee for the performance of his duties in accordance with the Company's scales of eligibility for the time being in force and the Employee shall accordingly be obliged to use the same as may be necessary. The Company shall bear the cost of maintaining, insuring, testing and taxing the same. The Employee shall ensure that at all times when the car is driven on a road it is in the state and condition required by law and that if so required a current test certificate is in force in respect of it. The Employee shall also at all times be the holder of a current driving licence entitling him to drive motor cars in the United Kingdom and shall produce it to the Company on request. The Company shall pay for such reasonable private use of the car (and fuel in respect thereof) as the Board of Directors may determine.

     (C) There shall be refunded to the Employee all out-of-pocket expenses properly incurred by him in the performance of his duties including expenses of entertainment, subsistence and travelling. The Employee shall produce to the Company at its request all supporting vouchers and documents in respect of such expenses.


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     (D)   The Employee shall conform to such hours of work as may from time to time reasonably be required of him and shall not be entitled to receive any additional remuneration for work outside his normal hours. The Employee shall be entitled without loss of remuneration to 25 working days of holiday in each year (in addition to Bank and other public holidays) to be taken at such time or times as may be approved by the Board of Directors.

     (E) During any period of absence from work due to sickness or accident there shall be deducted from the remuneration of the Employee the amount of income benefit which he is entitled to claim in consequence of such sickness or accident under the National Insurance Scheme for the time being in force.

     (F) The Employee subject to the Rules for the time being applicable thereto shall be required during the continuance of his employment to be a member of Sheffield Forgemasters Senior Executive Pension Scheme (or other Scheme, if any, for the time being applicable generally to full-time officers or employees of the Company or a category thereof including the Employee). Changes in the Rules of the applicable Scheme (if any) will be notified in writing to the Employee within one month and copies of the Rules of such Scheme as for the time being in force will be made available to the Employee for inspection on application to the Secretary of the Company.

     (G) The Employee shall be entitled at the expense of the Company to participate in the Company's Group Scheme for private health insurance for the benefit of himself, his wife and children up to 18 years of age or thereafter if the children are in full-time education.


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6.   (A)   THIS Agreement shall be subject to termination by the Company:

     (i) by not less than three months' notice given at any time while the Employee is incapacitated by reason of ill-health, addiction to alcohol or any drug, physical or mental disability or accident from performing his duties hereunder and shall have been so incapacitated for a total period of twelve months or more (whether or not consecutive) in the preceding twenty-four months; and

     (ii) by summary notice if the Employee shall have committed any serious breach or have repeated or have continued (after warning) any material breach of his obligations hereunder which in either case is materially detrimental to the Company's interest or shall have been guilty of gross misconduct tending to bring himself, the Company, its business or any of its subsidiaries into disrepute or shall have committed an act of bankruptcy or compounded with his creditors generally.

     (B) If the Employee shall cease to be a Director of the Company this Agreement shall not thereby automatically determine.

     (C) If the Employee shall be found to have committed a breach of Clause 4 of the Subscription Agreement dated 10th May, 1988 (as amended) between the Company and certain of its shareholders (including the Employee) under which a claim is payable by the Employee this Agreement shall automatically determine forthwith.

     (D)   If the Employee shall be found to have repeated or have continued


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(after warning) any material breach of his obligations under the said
Subscription Agreement which in either case is materially detrimental to the interests of the Company or of any Subscriber (as defined therein) this Agreement shall automatically determine forthwith.

7. UPON the termination of this Agreement howsoever arising the Employee shall:-

     (a) at any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from office as a Director of the Company and all offices held by him in subsidiaries of the Company and should he fail to do so the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto;

     (b) deliver to the Board of Directors all documents (including correspondence, lists of clients or customers, notes, memoranda, plans, drawings and other documents of whatsoever nature) made or compiled by or delivered to the Employee during his employment hereunder and concerning the business, finances or affairs of the Company and its subsidiaries. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at all times be vested in the Company or the appropriate subsidiary.

8.   IN this Agreement:-

     (i)  words and phrases defined for the purposes of Section 736 or
     Section 744 of the Companies Act 1985 shall bear the same meaning;


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     (ii)  "the Board of Directors" includes any duly appointed committee thereof.

9. NOTICES by either party must be given by letter or by telex message (confirmed by letter) addressed to the other party at (in the case of the Company) its registered office for the time being and (in the case of the Employee) his last known address and any such notice given by letter or telex message shall be deemed to have been given at the time at which the letter or telex message would be delivered in the ordinary course of post or transmission as the case may be.

10. THE employment of the Employee by the Company commenced on 1st November, 1988 and the Employee's employment with Sheffield Forgemasters Ltd counts as part of a period of continuous employment. Such further information as is not contained herein and as is required to be included in a written statement of the terms of employment of the Employee in compliance with the provisions of
Part I of the Employment Protection (Consolidation) Act 1978 as amended from time to time including any disciplinary rules applicable to the Employee and the procedures for and consequent upon applying for the redress of grievance and dissatisfaction with any disciplinary action taken against him are set out in notices obtainable from the Secretary of the Company.

11. THIS Agreement supercedes any other agreement for the employment of the Employee by the Company or any of its subsidiaries (without prejudice to any accrued rights thereunder, including rights in relation to bonus).

12.  THE expiration or determination of this Agreement howsoever arising


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shall not operate to affect such of the provisions as in accordance with their terms are expressed to operate or have effect thereafter.

     IN WITNESS whereof this Agreement has been entered into the day and year first above written.


SIGNED by P. Wright  )
for and on behalf of )
LAVISHTRACK LIMITED  )    /s/P. M. Wright
in the presence of:- )

   G. Solomons
   Solicitor
   100 Fetter Lane

SIGNED by the said  )
David Fletcher      )      /s/D. Fletcher
in the presence of:-)

    G. Solomons
    Solicitor
    100 Fetter Lane


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